Exhibit 10.4

AMENDMENT NO. 2 TO

REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 2, dated                          , 2014 (this “Amendment”), to REGISTRATION RIGHTS AGREEMENT, dated August 1, 2012 (as amended from time to time, the “Agreement”), between Prospect Global Resources, Inc., a Nevada corporation (“Prospect”), and The Karlsson Group, Inc., an Arizona corporation (“Karlsson”).

RECITALS

WHEREAS, on May 30, 2012, Prospect issued to Karlsson a warrant (the “May 2012 Warrant”) to purchase up to 112,117 shares of common stock of Prospect (after giving effect to the 1-50 reverse stock split effected September 4, 2013);

WHEREAS, on June 26, 2013, Prospect issued to Karlsson a warrant (the “June 2013 Warrant”) to purchase up to 60,000 shares of common stock of Prospect (after giving effect to such reverse stock split); and

WHEREAS, on the date hereof, Prospect issued to Karlsson a warrant to purchase up to 750,000 shares of common stock of Prospect (the “2014 Warrant”)

The parties hereby amend the Agreement as follows:

1.                                      Amendment.

a.                                      Amendment to Definition of Registrable Securities. Section 1(i) of the Agreement is amended to read as follows:

“Registrable Securities” shall mean 922,117 shares of Common Stock initially issuable upon exercise of the Warrant and any additional securities issued pursuant to the terms of the Warrant.

b.                                      Amendment to Definition of Warrant. Section 1(i) of the Agreement is amended to read as follows:

“Warrant” shall mean, collectively, the May 2012 Warrant, June 2013 Warrant, and the 2014 Warrant.

2.                                      Miscellaneous.

a.                                      No Other Amendment. Except as expressly amended in this Amendment, all provisions of the Agreement shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Agreement. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the provisions of this Amendment shall govern.

b.                                      Relation to Agreement. This Amendment constitutes an integral part of the Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings given them in the Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended hereby.

c.                                       Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

d.                                      Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

e.                                       Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

PROSPECT GLOBAL RESOURCES, INC.,
a Nevada corporation

By:
Name: Damon Barber
Title: President, CEO, and Secretary

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:
Name:
Title:

[Signature Page to Amendment to Registration Rights Agreement]